Exhibit 10.1

URANIUM ENERGY CORP. Suite 1830, 1030 West Georgia Street Vancouver, British Columbia, Canada, V6E 2Y3 Telephone: (604) 682-9775

March 3, 2017	Delivered and Via E-mail

Strictly Private and Confidential

CIC Resources Inc.
c/o Sandstorm Gold Ltd.
Suite 1400, 400 Burrard Street

Vancouver, British Columbia, Canada, V6C 3A6

Attention:	Mr. Adam Spencer

Dear Mr. Spencer:

Re:

Uranium Energy Corp. (the “Company”)
Amendment to the Share Purchase and Option Agreement
between the Company and CIC Resources Inc.

I am writing to confirm with you our most recent discussions and your concurrence that, effective on March 3, 2017 (the “Effective Date”), we have agreed to the following amendment to the current terms of that certain “Share Purchase and Option Agreement” between CIC Resources Inc. and the Company, which is dated for reference as at March 4, 2016 (the “SPOA”); a copy of which SPOA is attached hereto as Schedule “A” and forms a material part hereof; in order to extend the current “Option Period” for an additional period of one year with this letter agreement being an “Amendment” to the SPOA.

In order to hereby formalize the referenced Amendment, we confirm that §6.1 of the SPOA is hereby deleted with the following provision being substituted in its stead:

“6.1         If, during the period beginning on the Acquisition Closing Date and ending on that date that is two years from the Acquisition Closing Date (the “Option Period”), the Purchaser has paid or caused to be paid to or on the Vendor’s behalf the Option Price Maintenance Payments as directed by the Vendor from time to time, then:

(a)	the Purchaser may, in its sole discretion, by giving Notice to the Purchaser (the “Voluntary Option Notice”), exercise the Option, or

(b)	if, prior to the exercise of the Option by the Purchaser in Section 6.1(a), the Relinquishment contemplated by Section 7 is achieved and the size of the Property is reduced to the Post-Relinquishment Area, the Vendor shall give Notice to the Purchaser (the “Mandatory Option Notice”) that the Relinquishment has occurred and, upon receipt of the Mandatory Option Notice, the Option is deemed to have been exercised by the Purchaser, and, in the case of either (a) or (b), the Vendor shall assign, sell and transfer all of its right, entitlement and interest in and to all of the CIC Securities to the Purchaser and the Purchaser shall purchase all of the CIC Securities from the Vendor free of all Encumbrances on the terms and subject to the conditions contained in this Agreement.”.

It is hereby recognized and agreed that, other than for the Amendment as set forth herein, all other provisions of the SPOA remain in full force and effect as of the Effective Date hereof and, furthermore, that the SPOA, together with the within Amendment, constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of the SPOA.

We kindly ask that you now acknowledge your receipt and approval of the within Amendment to the SPOA by simply executing and returning to the attention of the writer via facsimile the duplicate copy of this letter which has been enclosed for that purpose at your earliest convenience hereafter. In the interim we remain, always,

Very truly yours,

Uranium Energy Corp.

By:	/s/ Amir Adnani
	Name:	Amir Adnani
	Title:	President and CEO

Receipt and approval of the within Amendment to the SPOA is hereby acknowledged on this 3rd day of March, 2017, by:

CIC Resources Inc.

By:	/s/ Adam Spencer
	Name:	Adam Spencer
	Title:	Authorized Signatory

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Suite 1830 • 1030 West Georgia Street • Vancouver, British Columbia, Canada • V6E 2Y3

Tel 604.682.9775 • Fax 604.682.3591 • www.uraniumenergy.com    •    info@uraniumenergy.com

Schedule “A”

This is Schedule “A” to that certain Amendment as entered into between each of the Vendor (CIC Resources Inc.) and the Purchaser (Uranium Energy Corp.) as of the Effective Date of this Amendment.

The SPOA

Refer to the copy of the SPOA which is attached hereto.

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